Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 33-50773 on Form N-1A of our reports dated November 13, 2002 relating to the financial statements of Federated Total Return Series, Inc. (comprised of the following funds: Federated Limited Duration Fund, Federated Mortgage Fund, and Federated Ultrashort Bond Fund) for the year ended September 30, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




Boston, Massachusetts
November 25, 2002